UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 12, 2013

Global Digital Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

000-26361	22-3392051
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

561-515-6000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2013, the Board of Directors (the “Board”) of Global Digital Solutions, Inc. (the “Company”) approved the appointments of Richard J. Sullivan, Arthur F. Noterman and Stephanie C. Sullivan to serve on the Company’s Board, effective immediately.  In addition, effective as of August 12, 2013, the Board appointed the following to serve as officers of the Company in the capacities set forth next to their names:

Name	Title
Richard J. Sullivan	President, Chief Executive Officer and Assistant Secretary
William J. Delgado	Executive Vice President
David A. Loppert	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Richard J. Sullivan will be responsible for the Company’s strategy, leadership and day-to-day operational activities.  Mr. Sullivan founded and since 1993 has served as Chairman and CEO of Solutions, Inc., a private investment banking company that specializes in advising corporations on acquiring other business entities and assisting owners and management who are considering selling all or part of their business.  Mr. Sullivan founded and from 1993 to 2003 served as Chairman and Chief Executive Officer of Applied Digital Solutions, Inc., a Nasdaq listed technology company that spawned two other successful listed companies of which he was Chairman of the Board, Digital Angel Corporation (AMEX) and VeriChip Corporation (Nasdaq).

Arthur F. Noterman is a Chartered Life Underwriter. Mr. Noterman has owned an Investment and Insurance business for over 40 years located in Massachusetts and is a registered FINRA Broker affiliated with a Cincinnati, Ohio Broker/ Dealer. . Mr. Noterman has served on the Board of Directors of Applied Digital Solutions Inc. from 1997 to 2003 serving on the Audit and Compensation Committees of the Board of Directors.  Mr. Noterman attended Northeastern University, Boston, MA from 1965-1975 and obtained the Chartered Life Underwriter Professional Designation in 1979 from The American College, Bryn Mawr, Pennsylvania.

Stephanie C. Sullivan, is a business entrepreneur and has served, since May 2011, as financial manager at Alexis Miami, a privately held upscale women’s fashion designer and manufacturer.   Ms. Sullivan graduated from the University of Miami in May 2011 with a Bachelor of Arts in Business Administration.

William J. Delgado has, since August 2004, served as a Director, and as our President, Chief Executive Officer and Chief Financial Officer.  Effective August 12, 2013, Mr. Delgado assumed the position of Executive Vice President and will be responsible, along with Mr. Sullivan, for business development.  Mr. Delgado has over 33 years of management experience including strategic planning, feasibility studies, economic analysis, design engineering, network planning, construction and maintenance.  He began his career with Pacific Telephone in the Outside Plant Construction.  He moved to the network engineering group and concluded his career at Pacific Bell as the Chief Budget Analyst for the Northern California region.  Mr. Delgado founded All Star Telecom in late 1991, specializing in OSP construction and engineering and systems cabling. All Star Telecom was sold to International FiberCom in April of 1999. After leaving International FiberCom in 2002, Mr. Delgado became President/CEO of Pacific Comtel in San Diego, California.  After the Company acquired Pacific Comtel in 2004, Mr. Delgado became and a Director, President, CEO and CFO of the Company.

David A. Loppert will be responsible for the Company’s finance and administrative functions. He is a financial executive with over 30 years experience. He previously served as chief financial officer, secretary and treasurer of rVue Holdings, Inc. (OTCBB: RVUE), from May 2010 until June 2012.  Prior thereto he served as Argo Digital Solutions, Inc.’s senior vice president from March 2009 through January 2010, and from March 2010 through May 2010.  He was formerly a director, executive vice president and chief financial officer of Surgical Outcome Support, Inc. from August 2006 through March 2009. From October 2003 through July 2006 he was an independent financial consultant to public and private companies.  From June 2001 until September 2003, he was a vice president and director of QSGI Inc. (OTCBB: QSGI). From February 1997 through December 2000, he was vice president, chief financial officer and assistant secretary of Applied Digital Solutions, Inc. (NASDAQ: DIGA) and also served as chief executive officer of SysComm International Corporation, (NASDAQ: SYCM) a network and systems integrator, and an affiliate of Applied Digital.  Mr. Loppert began his financial career with Price Waterhouse, an international accounting firm, in 1978 in Johannesburg, South Africa, before moving to its Los Angeles Office in 1980 where over time he became a senior manager. Mr. Loppert earned bachelor's degrees in commerce in 1978 and in accounting in 1980, and a higher diploma in accounting in 1980, all from the University of the Witwatersrand, Johannesburg, South Africa, and was designated a Chartered Accountant (South Africa) in 1980.

Neither Mr. Noterman nor Ms. Sullivan have been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

In December 2012 we entered into an agreement with an investor to lend us $750,000. As part of that agreement, Bay Acquisition LLC, an entity controlled by Richard J. Sullivan, a director and officer of the Company, agreed to pledge certain collateral as additional security for the loan.  In consideration for this pledge of collateral, we agreed to issue to Bay Acquisition LLC 3,000,000 shares of our restricted common stock valued at $360,000.

On January 1, 2012, we acquired a 51% stake in Bronco Communications, LLC, (“Bronco”) a Nevada-California regional telecommunications subcontractor located in Folsom, CA in consideration for 4,289,029 shares of our restricted common stock valued at $0.035 per share, or $150,116. William J. Delgado, a director and officer of the Company, owns a 10% membership interest in Bronco. On October 15, 2012, we entered into an Amendment to Purchase Agreement, and we agreed to relinquish control of Bronco to its minority shareholders effective as of January 1, 2013 in consideration for the assumption of liabilities.

In January 2013, we granted Richard J. Sullivan and David A. Loppert restricted stock grants of 3,000,000 and 5,000,000 shares of common stock, respectively.  In June 2013, we granted Richard J. Sullivan, David A. Loppert and William J. Delgado restricted stock grants of 10,000,000, 3,000,000 and 1,000,000 shares of common stock, respectively. The grants vest in January 2014.

Neither Mr. Noterman, Mr. Delgado nor Mr. Loppert has any family relationship with any officer or director of the Company. Stephanie C. Sullivan is the daughter of Richard J. Sullivan.

Item 8.01 Other Events.

On August 15, 2013, the Company issued a press release announcing the appointments of Mr. Sullivan, Mr. Noterman, Ms. Sullivan, Mr. Delgado and Mr. Loppert.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Dated: August 15, 2013	By:	/s/David A. Loppert
David A. Loppert
Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description
99.1	Press release dated August 15, 2013